CONSENT OF INDEPENDENT ACCOUNTANTS

The Trustees
Mentor Institutional Trust

     We consent to the use of our report dated December 18, 1998, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "INDEPENDENT ACCOUNTANTS" and Financial Statements in the statement of additional information.

                                                  /s/ KPMG Peat Marwick LLP
                                                  -------------------------
                                                      KPMG Peat Marwick LLP

Boston, Massachusetts
March 1, 1999